ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Fund(s)

Fund	Authorized Shares
State Street® Communication Services Select Sector SPDR® ETF (XLC)	Unlimited
State Street® Consumer Discretionary Select Sector SPDR® ETF (XLY)	Unlimited
State Street® Consumer Staples Select Sector SPDR® ETF (XLP)	Unlimited
State Street® Energy Select Sector SPDR® ETF (XLE)	Unlimited
State Street® Financial Select Sector SPDR® ETF (XLF)	Unlimited
State Street® Health Care Select Sector SPDR® ETF (XLV)	Unlimited
State Street® Industrial Select Sector SPDR® ETF (XLI)	Unlimited
State Street® Materials Select Sector SPDR® ETF (XLB)	Unlimited
State Street® Real Estate Select Sector SPDR® ETF (XLRE)	Unlimited
State Street® Technology Select Sector SPDR® ETF (XLK)	Unlimited
State Street® Utilities Select Sector SPDR® ETF (XLU)	Unlimited
State Street® Communication Services Select Sector SPDR® Premium Income ETF (XLCI)	Unlimited
State Street® Consumer Discretionary Select Sector SPDR® Premium Income ETF (XLYI)	Unlimited
State Street® Consumer Staples Select Sector SPDR® Premium Income ETF (XLSI)	Unlimited
State Street® Energy Select Sector SPDR® Premium Income ETF (XLEI)	Unlimited
State Street® Financial Select Sector SPDR® Premium Income ETF (XLFI)	Unlimited
State Street® Health Care Select Sector SPDR® Premium Income ETF (XLVI)	Unlimited
State Street® Industrial Select Sector SPDR® Premium Income ETF (XLII)	Unlimited
State Street® Materials Select Sector SPDR® Premium Income ETF (XLBI)	Unlimited
State Street® Real Estate Select Sector SPDR® Premium Income ETF (XLRI)	Unlimited
State Street® Technology Select Sector SPDR® Premium Income ETF (XLKI)	Unlimited
State Street® Utilities Select Sector SPDR® Premium Income ETF (XLUI)	Unlimited
State Street® S&P 500® Consumer Discretionary Market Sector SPDR® ETF (XLYM)	Unlimited
State Street® S&P 500® Consumer Staples Market Sector SPDR® ETF (XLPM)	Unlimited
State Street® S&P 500® Energy Market Sector SPDR® ETF (XLEM)	Unlimited
State Street® S&P 500® Technology Market Sector SPDR® ETF (XLKM)	Unlimited

Dated: October 13, 2026